Exhibit (23)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-83311 and No. 333-113315) pertaining to the Pre-Tax Savings Plan (Clarksdale) of Cooper Tire & Rubber Company of our report dated June 3, 2005, with respect to the financial statements and schedule of the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Clarksdale) included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

Toledo, Ohio	/S/ Ernst & Young LLP
June 24, 2005	Ernst & Young LLP